Exhibit 99.1

Autoliv is cooperating with Toyota in a voluntary recall of certain Prius and Lexus CT vehicles

(Stockholm, Sweden, June 29, 2016) – – – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, is cooperating with Toyota in their voluntary recall of approximately 1.4 million vehicles of the Toyota Prius and Lexus CT200h.

Seven incidents involving the Toyota Prius have been reported where a side curtain airbag has partially inflated without a deployment signal being given by the airbag controller. In each of those incidents, the vehicles were parked and unoccupied, and there have been no reported injuries.

The root cause analysis of this issue is continuing. No incidents have been reported in any vehicles produced by the four other OEMs who used the same inflator, pointing to vehicle specific characteristics contributing to the issue in addition to a manufacturing issue. The inflator manufacturing process suspected of contributing to the issue was changed in January 2012 and the vehicles now recalled by Toyota represent approximately half of all such inflators manufactured until January 2012.

“For Autoliv, safety and quality are our priorities and we are fully committed to support Toyota’s action in resolving this issue, and will support Toyota in the implementation of solution to the issue”, said Jan Carlson, Chairman, President and CEO, Autoliv.

Toyota, in conjunction with NHTSA and the MLIT in Japan, have concluded that an additional retention bracket will address this issue.

It is too early to determine the final cost to Autoliv, but it is currently expect it to be at the lower end of a range of 10 to 40 million USD, net of expected insurance recoveries, as published in Autoliv’s 10Q statement on April 29.

Inquiries:

Thomas Jönsson, Group Vice President Communications.	Tel +46 (0)8 58 72 06 27

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with around 66,000 employees in 27 countries. In addition, the Company has 22 technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier. Sales in 2015 amounted to about US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, section C6	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com